Exhibit 1.A.10(b)

                                       [LOGO] Reliastar
                                       RELIASTAR LIFE INSURANCE COMPANY
                                       P.O. Box 20, Minneapolis, Minnesota 55440

SUPPLEMENT TO
LIFE INSURANCE APPLICATION

1. DEATH BENEFIT QUALIFICATION TEST:
                       [] Guideline Premium Test []Cash Value Accumulation Test*

2. DEATH BENEFIT OPTION: [] Level [] Variable [] Face Amount Plus Premium* *not available with all products

3. ALLOCATION OF PREMIUM PAYMENTS:
                    ALLOCATION MUST BE IN WHOLE PERCENTAGE POINTS TOTALING 100%.

a.   [ %] Fixed Account (SFA)

AIM VARIABLE INSURANCE PRODUCTS FUND, INC.

b.   [ %] AIM V.I. Dent Demographic Trends Fund (ADT)


THE ALGER AMERICAN FUND

c.   [ %] Alger American Growth Portfolio (AGR)
d.   [ %] Alger American Leveraged AllCap Portfolio (ALA)
e.   [ %] Alger American MidCap Growth Portfolio (AMG)
f.   [ %] Alger American Small Capitalization Portfolio (ASC)


FIDELITY VARIABLE INSURANCE PRODUCTS FUNDS

g.   [ %] VIP Equity Income Portfolio (FEI)
h.   [ %] VIP Growth Portfolio (FGP)
i.   [ %] VIP High Income Portfolio (FHI)
j.   [ %] VIP Money Market Portfolio (FMM)


FIDELITY VARIABLE INSURANCE PRODUCTS FUNDS II

k.   [ %] VIP II Contrafund Portfolio (FCF)
l.   [ %] VIP II Index 500 Portfolio (FIN)
m.   [ %] VIP II Investment Grade Bond Portfolio (FIG)


GCG TRUST

n.   [ %] Fully Managed Series (GFM)
o.   [ %] Mid-Cap Growth Series (GMG)


JANUS ASPEN SERIES

p.   [ %] Aggressive Growth Portfolio (JAG)
q.   [ %] Growth Portfolio (JGP)
r.   [ %] International Growth Portfolio (JIG)
s.   [ %] Worldwide Growth Portfolio (JWG)


NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

t.   [ %] Limited Maturity Bond Portfolio (NLM)
u.   [ %] Partners Portfolio (NPP)
v.   [ %] Socially Responsive Portfolio (NSR)


OCC ACCUMULATION TRUST

w.   [ %] Equity Protfolio (OEP)
x.   [ %] Global Equity Portfolio (OGE)
y.   [ %] Managed Portfolio (OMP)
z.   [ %] Small Cap Portfolio (OSC)


PILGRIM VARIABLE PRODUCTS TRUST

aa. [ %] VP Growth Opportunities Portfolio (PGO) bb. [ %] VP Growth + Value Portfolio (NGF) cc. [ %] VP High Yield Bond Portfolio (NHY) dd. [ %] VP International Value Portfolio (NIV)


PILGRIM VARIABLE PRODUCTS TRUST (CONT.)

ee.  [ %] VP MagnaCap Portfolio (PMP)
ff. [ %] VP MidCap Opportunities Portfolio (PMO) gg. [ %] VP Research Enhanced Index Portfolio (NMS) hh. [ %] VP SmallCap Opportunities Portfolio (NIG)


PUTNAM VARIABLE TRUST
ii. [ %] Putnam VT Growth & Income Fund (PGI) jj. [ %] Putnam VT New Opportunities Fund (PNO) kk. [ %] Putnam VT Small Cap Fund (PSC) ll. [ %] Putnam VT Voyager Fund (PVY)


OTHER INVESTMENT COMPANIES/FUNDS

SPECIFY BOTH THE INVESTMENT COMPANY
AND THE FUND NAMES.

              ___________
             |           |
mm.  [ %]    |___________|

              ___________
             |           |
nn.  [ %]    |___________|

              ___________
             |           |
oo.  [ %]    |___________|

              ___________
             |           |
pp.  [ %]    |___________|

We will allocate all future payments as shown above. You may change this allocation by giving us written notice.

We reserve the right to limit your participation to a total of seventeen Sub-Account funds over the lifetime of your Policy. Upon participation in the seventeenth Sub-Account fund, you would be able to allocate premiums to and transfer within the seventeen Sub-Account funds already used and which are still available, but could not participate in any other Sub-Account funds. (This limitation does not apply to all products.)

I understand and agree that this supplement is part of my application for life insurance and will be considered part of my Policy with ReliaStar Life Insurance Company.

 ______________________________________________________________________________
|Date         | Signature of Agent     | Broker Dealer Affiliation             |
|             |                        |                                       |
|_____________|________________________|_______________________________________|
| Signature of Proposed Owner(s)                                               |
|                                                                              |
|______________________________________________________________________________|

47554c (3-2001)